                                                                        SUNAMERICA INC.
                                                             PRO FORMA CONDENSED INCOME STATEMENT
                                                         FOR THE THREE MONTHS ENDED DECEMBER 31, 1995
                                                     (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS - UNAUDITED)
                                          Historical financial
                                        information as reported                 Pro forma adjustments
                                   --------------------------------     ----------------------------------
                                     SunAmerica         Ford Life         Elimination of
                                    three months      three months      Ford Life's credit        Other           Pro Forma
                                   ended 12/31/95    ended 12/31/95        life business       adjustments        combined
                                   --------------    --------------       --------------       -----------      -----------

Investment income                  $      253,990     $      57,102       $       (1,212)      $    (2,700) (1) $   307,180

Interest expense                         (151,864)          (44,733)                   -                 -         (196,597)
                                   --------------     -------------       --------------       -----------      -----------
Net investment income                     102,126            12,369               (1,212)           (2,700)         110,583

Net realized investment gains
  (losses)                                  1,404              (380)                 837                 -            1,861

Fee income                                 49,549                 -                    -                 -           49,549

Premiums earned                                 -             9,214               (9,214)                -                -

Losses incurred                                 -            (4,440)               4,440                 -                -

General and administrative
  expenses                                (44,098)           (7,644)               3,066                 -          (48,676)

Amortization of deferred
  acquisition costs                       (19,002)           (5,522)               3,425             1,597  (2)     (19,502)

Other income, net                           2,607                 -                 (422)                -            2,185
                                    -------------     -------------      ---------------       -----------      -----------
Pretax income                              92,586             3,597                  920            (1,103)          96,000

Income tax (expense) benefit              (27,800)           (1,393)                 350               393  (3)     (28,450)
                                    -------------     -------------      ---------------       -----------      -----------
Net income                          $      64,786     $       2,204      $         1,270       $      (710)     $    67,550
                                    =============     =============      ===============       ===========      ===========
Net income per share                $        0.94                                                               $      0.98
                                    =============                                                               ===========
Operating net income
  per share (4)                     $        0.93                                                               $      0.97
                                    =============                                                               ===========
Footnotes to the Pro Forma Condensed Income Statement appear on the following page.

                                                                        SUNAMERICA INC.
                                                             PRO FORMA CONDENSED INCOME STATEMENT
                                                         FOR THE THREE MONTHS ENDED DECEMBER 31, 1995
                                                              (IN THOUSANDS, EXCEPT PERCENTAGES)
                                                                          (CONTINUED)


Note (1) - To reflect lost interest income on the $172,500 purchase price at SunAmerica's average short-term portfolio yield of 6-1/4%.
Note (2) - To eliminate Ford Life's recorded amortization and to reflect pro forma amortization of $500 based on the deferred acquisition cost arising from this transaction, Ford Life's realized gross profits for the three months ended December 31, 1995 after elimination of the credit life business, and SunAmerica's projection of estimated future gross profits for Ford Life.
Note (3) - Related tax effects which approximate the statutory rate of 35%.
Note (4) - Operating net income per share excludes after-tax net realized investment gains and losses, and represents a common performance measure used by financial analysts.
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